SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2005

New World Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1687 Cole Boulevard

Golden, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

(303) 568-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02          Departure of Directors or Principal Officers

On April 11, 2005, Mr. John S. Clark, Director, confirmed to the Board of Directors that he would not stand for re-election. Mr. Clark, who serves on the Compensation Committee, will no longer serve as a director following the Annual Meeting.  The Annual Meeting is to be held on May 12, 2005.

On April 11, 2005, Michael J. Mrlik, Chief Operating Officer, submitted his letter of resignation. Mr. Mrlik has resigned to assume the position of president and CEO of a privately held restaurant company. His final date of employment is unknown at this time.

Item 8.01          Other Events

Reference is made to the New World Restaurant Group, Inc. (the “Company”) press release attached hereto as Exhibits 99.1 and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release) relating to the Company’s expectations relating to revenues, and income from operations for the first quarter ended March 29, 2005.

Item 9.01          Financial Statements and Exhibits

(c) EXHIBITS.

99.1      Press release issued April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.

Date: April 15, 2005	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer